Exhibit 10.1

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 9, 2019 (this “Amendment”), is entered into by and among BEAZER HOMES USA, INC., a Delaware corporation (together with its successors and assigns, the “Borrower”), the Lenders and Issuers party hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, acting through one or more of its branches or affiliates, as agent (in such capacity and together with its successors, the “Agent”), and the other parties signatory hereto.

W I T N E S S E T H :

WHEREAS, the Borrower has entered into that certain Second Amended and Restated Credit Agreement, dated as of September 24, 2012 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of November 10, 2014, that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of November 6, 2015, that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of October 13, 2016 (the “Third Amendment”), that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of October 24, 2017 (the “Fourth Amendment”), that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated as of October 1, 2018 (the “Fifth Amendment”) and that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated as of February 20, 2019 (the “Sixth Amendment”)), and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Amendment is hereinafter referred to as the “Amended Credit Agreement”), among the Borrower, the Lenders party thereto, the Agent and the other agents and parties party thereto from time to time;

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower on the terms and conditions set forth therein;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as set forth below; and

WHEREAS, the Borrower, the Lenders and the Issuers have agreed to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, it is agreed as follows:

ARTICLE 1

Definitions

Section 1.1 Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement, unless otherwise defined herein or the context otherwise requires.

ARTICLE 2

Amendments

Section 2.1 Amendments to Credit Agreement. The Credit Agreement is hereby amended and modified as follows:

(a)	The title page of the Credit Agreement is amended by replacing the reference to “$210,000,000” therein with a reference to “$250,000,000”.

(b)	Section 1.01 of the Credit Agreement is amended by inserting the following new definition immediately before the definition of “ABR Loan”:

““2022 Senior Notes” shall mean the 8 3/4% Senior Notes of the Borrower, due March 15, 2022, issued in the aggregate principal amount of $500,000,000 pursuant to an Indenture, dated September 21, 2016, and a Supplemental Indenture, dated September 30, 2016.”

(c)

The definition of “After-Acquired Property Exclusionary Conditions” set forth in Section 1.01 of the Credit Agreement is amended by replacing the number “$800,000,000” appearing therein with the words “the product of the Aggregate Commitment multiplied by four”.

(d)	Section 1.01 of the Credit Agreement is amended by inserting the following new definition immediately before the definition of “Board”:

““BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.”

(e)	Section 1.01 of the Credit Agreement is amended by inserting the following new definitions immediately before the definition of “Debt Coverage Ratio”:

““Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).”

““Covered Party” is defined in Section 10.19”

(f)	Section 1.01 of the Credit Agreement is amended by inserting the following new definition immediately before the definition of “Designated Excluded Assets”:

““Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.”

(g)	Section 1.01 of the Credit Agreement is amended by inserting the following new definition immediately before the definition of “Inventory”:

““Interpolated Rate” means, with respect to U.S. Dollars at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available for U.S. Dollars) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available for U.S. Dollars) that exceeds the Impacted Interest Period, in each case, at such time.”

(h)

The definition of “Issuer” set forth in Section 1.01 of the Credit Agreement is amended by replacing the word “or” before “Goldman Sachs Lending Partners LLC” with “,” and adding “or BNP Paribas” after the words “Goldman Sachs Lending Partners LLC”.

(i)	Section 1.01 of the Credit Agreement is amended by inserting the following new definition immediately before the definition of “Officer’s Certificate”:

““OFAC” has the meaning set forth in the definition of the term “Sanctions”

(j)	Section 1.01 of the Credit Agreement is amended by inserting the following new definitions immediately before the definition of “Real Property”:

““QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

““QFC Credit Support” is defined in Section 10.19”

(k)	Section 1.01 of the Credit Agreement is amended by inserting the following new definitions immediately before the definition of “Second Amended and Restated Guaranty”:

“Sanctioned Country” means a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory.

“Sanctioned Person” means any Person that is, or is owned or controlled by Persons that are: (i) the target of any Sanctions or (ii) located, organized or resident in a Sanctioned Country.

“Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, and/or the European Union and/or the French Republic, and/or Her Majesty’s Treasury or other relevant sanctions authority.

“Screen Rate” means, in respect of the LIBO Rate for U.S. Dollars for any Interest Period, the rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate as determined by the Administrative Agent in its reasonable discretion) for U.S. Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion).”

(l)	Section 1.01 of the Credit Agreement is amended by inserting the following new definition immediately before the definition of “Significant Guarantor”:

“”Seventh Amendment Effective Date” means September 9, 2019”

(m)	Section 1.01 of the Credit Agreement is amended by inserting the following new definition immediately before the definition of “Synthetic Purchase Agreement”:

“”Supported QFC” is defined in Section 10.19”

(n)	The definition of “Termination Date” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows

““Termination Date” means February 15, 2022, subject, however, to earlier termination in whole of the Aggregate Commitment pursuant to the terms of this Agreement; provided that in the event that more than $25,000,000 in principal amount of the 2022 Senior Notes remain outstanding on the date that is 91 days prior to the stated maturity thereof (such date that is 91 days prior to the stated maturity, the “Springing Maturity Date”), the Termination Date shall be the Springing Maturity Date.”

(o)	Section 1.01 of the Credit Agreement is amended by inserting the following new definition immediately before the definition of “UHIC”:

““U.S. Special Resolution Regimes” is defined in Section 10.19.”

(p)

The definition of “Unrestricted Subsidiary” set forth in Section 1.01 of the Credit Agreement is amended by inserting “Beazer Employees Disaster Assistance Corp., a Georgia non-profit corporation,” after “Security Title Insurance Company, Inc., a Vermont corporation,”.

(q)	Article I of the Credit Agreement is amended by inserting the following new Section 1.04:

“Section 1.04 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.”

(r)	Section 2.12 of the Credit Agreement is amended and restated in its entirety as follows:

“2.12 Use of Proceeds. The proceeds of the Loans hereunder shall be used by the Borrower for working capital and general business purposes of the Borrower and the Subsidiaries to the extent permitted in this Agreement. The Borrower will not (i) directly or indirectly, use any part of such proceeds for the purpose of repaying the Senior Notes or for purchasing or carrying any margin stock within the meaning of Regulation U or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X or (ii) directly or, to its knowledge, indirectly, use any part of such proceeds or otherwise make available such proceeds (x) to any subsidiary, joint venture partner or any other Person, (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise), or (y) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction.”

(s)	Section 2.19.2(a) of the Credit Agreement is amended by deleting the word “Issuers” in the final sentence thereof and replacing it with the words “Issuer of such Facility Letter of Credit”.

(t)

Section 2.19.2(b) of the Credit Agreement is amended by replacing the word “or” before “Goldman Sachs Lending Partners LLC” with “,” and adding “or BNP Paribas” after the words “Goldman Sachs Lending Partners LLC”.

(u)	Article II of the Credit Agreement is amended by inserting the following new Section 2.20:

“Section 2.20 Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate or because the Screen Rate is not available or published on a current basis) do not exist for ascertaining the LIBO Rate or Adjusted LIBO Rate for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders as promptly as practicable and, until the Administrative Agent notifies the Borrower and the Lenders (based on the Administrative Agent’s reasonable, good faith determination regarding same), that the circumstances giving rise to such notice no longer exist, (i) any notice of conversion or continuation that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as or a Eurodollar Borrowing shall be ineffective, and (ii) any notice of Borrowing for a Eurodollar Borrowing of such Class shall be treated as a request for an ABR Loan.

(a) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower notifies the Administrative Agent that the Borrower has determined, that (i) the circumstances set forth in Section 2.20(a) have arisen and such circumstances are unlikely to be temporary, (ii) the circumstances set forth in Section 2.20(a) have not arisen but either (w) the supervisor for the administrator of the Screen Rate has made a public statement that the administrator of the Screen Rate is insolvent (and there is no successor administrator that will continue publication of the Screen Rate), (x) the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Screen Rate), (y) the supervisor for the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate may no longer be used for determining interest rates for loans or (iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.20, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate or Adjusted LIBO Rate that gives due consideration to the then prevailing market convention for determining such alternative rates of interest for similar Dollar denominated syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and mutually agreed; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(b), only to the extent the Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Eurodollar Loans requested to be made shall be made as ABR Loans, (y) any Loans that were to have been converted to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans.”

(v)

Section 6.13(v) of the Credit Agreement is amended by (i) replacing the reference to September 30, 2019 appearing therein with a reference to September 30, 2020 and (ii) inserting the following new proviso at the end of such clause (v): “; provided, further, that as of the last day of any fiscal quarter ending after the Seventh Amendment Effective Date, the aggregate amount of all purchases, repurchases, redemptions, retirements and other acquisitions of any Capital Stock of the Borrower under this clause (v) consummated after the Seventh Amendment Effective Date shall not exceed the aggregate amount of all purchases, repurchases, redemptions, retirements and other acquisitions of a principal amount of Senior Notes or any Refinancing Debt in respect thereof consummated after the Seventh Amendment Effective Date and on or before the last day of such fiscal quarter (and, to the extent any such purchase, repurchase, redemption, retirement or other acquisition of Capital Stock, Senior Notes or any Refinancing Debt in respect thereof has occurred in any fiscal quarter ending after the Seventh Amendment Effective Date, the Borrower shall notify the Administrative Agent thereof with calculations of the amounts thereof);”.

(w)

Section 4.16(a) of the Credit Agreement is amended by replacing “regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America” with “any Sanctions”.

(x)

Section 4.16(d) of the Credit Agreement is amended by inserting “, and the Borrower has instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules” immediately before the “.” at the end of such Section.

(y)

Section 9.05 of the Credit Agreement is amended by inserting the following immediately following the words “The Lenders severally agree to indemnify the Agent and each of its Affiliates, and each of their respective successors, assigns, directors, officers, employees, agents, controlling persons, members and advisors (“: “to the extent such expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such and”.

(z)	Article X of the Credit Agreement is amended by inserting the following new Section 10.19:

“Section 10.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

Section 2.2 Increased Commitments; Credit Agreement Schedule. Pursuant to the Commitment and Acceptance in the form of Exhibit B hereto, executed and delivered on the date hereof by BNP Paribas and the other parties thereto (the “Commitment and Acceptance”), BNP Paribas shall thereby and hereby become a Lender and Issuer as of the date hereof. The Credit Agreement is hereby amended by amending and restating Schedule I thereto in the form of Schedule II to this Amendment in order to reflect the foregoing additional Commitments. All outstanding Loans as of the Seventh Amendment Effective Date (prior to giving effect to the Commitment and Acceptance and the joinder of BNP Paribas as a Lender under the Credit Agreement as of the date hereof) (the “Existing Loan Amount”) shall remain outstanding after giving effect to such Commitment and Acceptance and such joinder; provided that on the Seventh Amendment Effective Date, BNP Paribas shall fund an amount equal to its Commitment Percentage (as set forth on Schedule II hereto) of the Existing Loan Amount, and the outstanding Loans of each of the other Lenders shall be paid down in an amount such that after giving effect thereto, each of the Lenders party hereto shall hold its Commitment Percentage (as set forth on Schedule II hereto) of all such outstanding Loans; provided that any accrued interest and fees owing to each Lender in respect of such reallocated and prepaid amounts as of the Seventh Amendment Effective Date will remain outstanding and payable to such Lender in accordance with Section 2.06 of the Credit Agreement. Each of the Lenders agree to waive any notice in respect of such funding or prepayment and any right to amounts payable under Section 2.16 of the Credit Agreement as a result of the Loans being paid down in accordance with this Section 2.2.

ARTICLE 3

Miscellaneous

Section 3.1 Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Seventh Amendment Effective Date”) on which:

(a) Amendment. The Agent shall have received duly executed and delivered counterparts of this Amendment no later than 5:00 p.m. (New York City time) on September 9, 2019 that, when taken together, bear the signatures of the Borrower, the Lenders and the Issuers;

(b) Secretary Certificate of the Borrower. The Agent shall have received a certificate of the Secretary of the Borrower certifying (A) the names and true signatures of each officer of the Borrower who has been authorized to execute and deliver this Amendment and any other Loan Document or other document required to be executed and delivered by or on behalf of the Borrower under this Amendment, (B) that the attached copies of the certificate of incorporation of the Borrower (which has been certified as of a recent date by the Secretary of State of Delaware) and the bylaws of the Borrower, have not been amended except as set forth therein and remain in full force and effect and (C) the attached copy of resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance of this Amendment and any other Loan Document or other document required to be executed and delivered on behalf of the Borrower under this Amendment;

(c) Good Standing Certificate of the Borrower. The Agent shall have received a recently dated certificate of good standing for the Borrower issued by the Secretary of State of Delaware;

(d) Opinions of Counsel. The Agent shall have received, on behalf of itself, the Lenders and the Issuers, the favorable written opinion of King & Spalding LLP, counsel for the Borrower and for certain of the Guarantors, (w) dated on the Seventh Amendment Effective Date, (x) addressed to the Agent, the Lenders and the Issuers, (y) in form and substance reasonably satisfactory to the Agent, and (z) covering such matters relating to this Amendment and the transactions contemplated hereby as the Agent shall reasonably request, and the Borrower and the applicable Guarantors hereby request such counsel to deliver such opinion;

(e) No Default. On the date hereof and on the Seventh Amendment Effective Date (both before and after giving effect to this Amendment), no Default or Event of Default shall have occurred and be continuing;

(f) Accuracy of Representations and Warranties. Each of the representations and warranties set forth in Article IV of the Credit Agreement, each other Loan Document and Section 3.3 of this Amendment shall be correct in all material respects on and as of the Seventh Amendment Effective Date as though made on and as of such date, except to the extent that any such representations and warranties are stated to relate solely to an earlier date, in which case such representations and warranties shall be correct in all material respects as of such earlier date, provided that in each case, any representations and warranties that are qualified as to “materiality” or “material adverse effect” shall be true and correct in all respects;

(g) Acknowledgment and Confirmation. The Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto (the “Acknowledgement”), dated as of the Seventh Amendment Effective Date, executed and delivered by an authorized officer or other authorized signatory of each Guarantor;

(h) Commitment and Acceptance. The Agent shall have received the Commitment and Acceptance, dated as of the date of the Seventh Amendment Effective Date, executed by the Borrower and BNP Paribas, as the New Lender, party hereto.

(i) Effectiveness Fee and Expenses. The Borrower shall have paid to the Agent on the Seventh Amendment Effective Date (i) for the account of each Lender, a consent fee equal to the sum of (A) 0.15% of such Lender’s Commitment immediately prior to the effectiveness of this Amendment and (B) 0.35% of such Lender’s Increased Commitment Amount and (ii) all reasonable and documented fees, out-of-pocket costs and expenses of the Agent incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel for the Agent.

Section 3.2 Conditions Subsequent. The Borrower will, and will cause each other Loan Party to, satisfy the requirements set forth on Schedule I to this Amendment on or before the date specified for such requirement (or such later date as agreed to by the Agent in its sole discretion). The failure by the Borrower to complete, or cause to be completed, any such item within the applicable time period for such item set forth on Schedule I to this Amendment (including any extension of any such time period as contemplated hereby) shall constitute an Event of Default if such failure shall continue for a period of thirty (30) consecutive days after delivery of written notice thereof from the Agent to the Borrower.

Section 3.3 Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Agent and the Lenders that:

(a) Each of the representations and warranties set forth in Article IV of the Credit Agreement and in each other Loan Document are correct in all material respects on and as of the Seventh Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is correct in all material respects as of such earlier date, provided that in each case, any representation or warranty that is qualified as to “materiality” or “material adverse effect” is true and correct in all respects;

(b) As of the date hereof, the Borrower has the corporate power and authority, and the legal right, to enter into and perform this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action on the part of such party. The execution and delivery by such party of this Amendment, and performance by such party of the Credit Agreement as amended hereby, will not (a) contravene such corporation’s charter or bylaws, (b) violate, in any material respect, any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System) order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such party, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected, (d) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such corporation, other than Liens securing the Obligations; or (e) cause such corporation, partnership or limited liability company to be in default, in any material respect, under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease or instrument. This Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally;

(c) The Acknowledgement, when executed and delivered by each Guarantor party thereto, will constitute a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally;

(d) On the date hereof and on the Seventh Amendment Effective Date (both before and after giving effect to this Amendment), no Default or Event of Default has occurred and is continuing; and

(e) As of the date hereof, the Borrower is in pro forma compliance with the covenants in Section 7.01 of the Credit Agreement, after giving pro forma effect to the increase in the Aggregate Commitments effected by this Amendment.

Section 3.4 Severability. In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 3.5 Continuing Effect; No Other Waivers or Amendments.

(a) This Amendment shall not constitute an amendment to or waiver of any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as a consent to any action on the part of the Borrower or any other Subsidiary that would require an amendment, waiver or consent of the Agent or the Lenders except as expressly stated herein. Except as expressly amended or waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.

(b) The parties hereto acknowledge and agree that (i) this Amendment and any other Loan Documents executed and delivered in connection herewith do not constitute a novation, or termination of the “Obligations” (as defined in the Loan Documents) under the Credit Agreement as in effect prior to the Seventh Amendment Effective Date; (ii) such “Obligations” are in all respects continuing (as amended hereby) with only the terms thereof being modified to the extent provided in this Amendment; and (iii) the Liens and security interests as granted under the Loan Documents securing payment of such “Obligations” are in all such respects continuing in full force and effect and secure the payments of the “Obligations”.

(c) On and after the Seventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. This Amendment shall be a Loan Document for all purposes under the Credit Agreement.

(d) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Amended Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) or 1.471-2T(b)(2)(i).

Section 3.6 Counterparts.

This Amendment may be executed in any number of counterparts and by the different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic image shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 3.7 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have executed this Commitment and Acceptance by their duly authorized officers as of the date first above written.

BORROWER: BEAZER HOMES USA, INC.

By:	/s/ David I. Goldberg
Name:David I. Goldberg
Title:Vice President, Treasurer and Investor Relations

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Agent

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:	/s/ Bastien Dayer
Name: Bastien Dayer
Title: Authorized Signatory

LENDER AND ISSUER: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and an Issuer

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:	/s/ Bastien Dayer
Name: Bastien Dayer
Title: Authorized Signatory

LENDER AND ISSUER: DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender and an Issuer

By:	/s/ Michael Strobel
Name: Michael Strobel
Title: Vice President

By:	/s/ Alicia Schug
Name: Alicia Schug
Title: Vice President

LENDER AND ISSUER: GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender and an Issuer

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

LENDER: BNP PARIBAS, as a Lender and an Issuer

By:	/s/ Denise Chow
Name: Denise Chow
Title: Director

By:	/s/ Aadil Zuberi Name: Aadil Zuberi Title: Vice President

[Signature Page to Seventh Amendment to Second Amended and Restated Credit Agreement (Beazer Homes)]

EXHIBIT A

TO AMENDMENT

FORM OF ACKNOWLEDGMENT AND CONFIRMATION

1. Reference is made to the Seventh Amendment to Second Amended and Restated Credit Agreement, dated as of September 9, 2019 (the “Amendment”), by and among the Borrower, the Agent and the Lenders party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Amendment or the Credit Agreement referenced in the Amendment, as the case may be.

2. Each of the undersigned hereby (a) acknowledges receipt of a copy of the Amendment and (b) consents to and approves the execution, delivery and performance of the Amendment and the performance of the Credit Agreement as amended by the Amendment.

3. After giving effect to the Amendment and the amendments and modifications to the Loan Documents effectuated by the Amendment (collectively, the “Modifications”), each of the undersigned ratifies, reaffirms and agrees (i) that the Amendment and any other Loan Documents executed and delivered in connection therewith do not constitute a novation, or termination of the “Obligations” under and as defined in the Credit Agreement as in effect prior to the Seventh Amendment Effective Date, (ii) that such “Obligations” are in all respects continuing (as amended thereby) with only the terms thereof being modified to the extent provided in the Amendment, (iii) to perform all of its obligations under each Loan Document to which it is a party (whether as original signatory thereto, by supplement thereto, by operation of law or otherwise), and (iv) that all such obligations remain in full force and effect.

4. After giving effect to the Amendment and the Modifications effectuated thereby, each of the undersigned, with respect to each Loan Document to which it is a party (a) reaffirms and ratifies its unconditional guarantee of the full and punctual payment and performance of the Obligations as further set forth in the Guaranty, (b) reaffirms and ratifies the Liens and security interests granted by the undersigned under such Loan Document and (c) confirms and acknowledges that the Liens and security interests granted by the undersigned under such Loan Document remain in full force and effect and secure the payments of the “Obligations”.

5. After giving effect to the Amendment and the Modifications effectuated thereby, each of the undersigned agrees that, from and after the Seventh Amendment Effective Date, each reference to “the Credit Agreement” in the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by the Amendment.

6. THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

7. This Acknowledgment and Confirmation may be executed in any number of counterparts and by the different parties to this Acknowledgement and Confirmation in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Acknowledgement and Confirmation. Delivery of an executed counterpart of a signature page to this Acknowledgement and Confirmation by facsimile or other electronic image shall be effective as delivery of a manually executed counterpart of this Acknowledgement and Confirmation.

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

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EXHIBIT B

TO AMENDMENT

FORM OF COMMITMENT AND ACCEPTANCE

This Commitment and Acceptance (this “Commitment and Acceptance”) dated as of September 9, 2019, is entered into among the parties listed on the signature pages hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of September 24, 2012, by and among Beazer Homes USA, Inc., a Delaware corporation (the “Company”), Credit Suisse AG, Cayman Islands Branch, as Agent, and the Lenders and Issuers that are parties thereto (as the same may from time to time be amended, restated, amended and restated, supplemented, modified, renewed or extended, in whole or in part and without limitation as to amount, terms, conditions or covenants, the “Credit Agreement”).

Pursuant to Section 2.02.2 of the Credit Agreement, the Company has requested an increase in the Aggregate Commitment from $210,000,000 to $250,000,000. Such increase in the Aggregate Commitment is to become effective on September 9, 2019, (the “Increase Date”). In connection with such requested increase in the Aggregate Commitment, the Borrower, Agent and BNP Paribas (“Accepting Lender”) hereby agree as follows:

1. ACCEPTING LENDER’S COMMITMENT. Effective as of the Increase Date, Accepting Lender shall become a party to the Credit Agreement as a Lender, shall have all of the rights and obligations of a Lender thereunder, shall agree to be bound by the terms and provisions thereof and shall thereupon have a Commitment under and for purposes of the Credit Agreement in an amount equal to the amount set forth opposite Accepting Lender’s name on the signature pages hereof.

2. REPRESENTATIONS AND AGREEMENTS OF ACCEPTING LENDER. Accepting Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender, (iii) from and after the Increase Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.08(1) and (2) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) it has delivered any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by Accepting Lender; and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3. REPRESENTATION OF THE BORROWER. The Borrower hereby represents and warrants that, as of the date hereof and as of the Increase Date, no event or condition shall have occurred and then be continuing which constitutes a Default or Event of Default.

4. GOVERNING LAW. This Commitment and Acceptance shall be governed by the internal law, and not the law of conflicts, of the State of New York.

5. NOTICES. For the purpose of notices to be given under the Credit Agreement, the address of Accepting Lender (until notice of a change is delivered) shall be the address set forth in its Administrative Questionnaire delivered to the Agent.

IN WITNESS WHEREOF, the parties hereto have executed this Commitment and Acceptance by their duly authorized officers as of the date first above written.

BORROWER: BEAZER HOMES USA, INC.

By:
Name:
Title:

AGENT: Credit Suisse AG, Cayman Islands Branch, as Agent

By:
Name:
Title:

COMMITMENT: $40,000,000	ACCEPTING LENDER: BNP PARIBAS

By:
Name:
Title:

SCHEDULE I

TO AMENDMENT

1. Promptly following the Seventh Amendment Effective Date, and in no event later than thirty (30) days following the Seventh Amendment Effective Date, the Borrower shall deliver a list to the Agent of all Mortgages delivered to the Agent under the Credit Agreement (such list to exclude those Mortgages previously released pursuant to provisions of the Credit Agreement), accompanied by a certificate of a Responsible Officer of Borrower certifying that such list is true, correct and complete in all material respects. Such certification shall be deemed a representation and warranty under the Credit Agreement for all purposes.

2. Within one hundred fifty (150) days of the Seventh Amendment Effective Date, the Borrower shall satisfy, or cause the satisfaction of, each of the following with respect to each Mortgage in each state as may be reasonably requested by the Agent (collectively, the “Specified States”), and which, for purposes of modifying such Mortgage under clause (A) below, shall be to reflect the extension of the Termination Date and the increase in the Aggregate Commitment or such other capped principal amount as set forth in such Mortgage as required pursuant to the laws of such states or the terms of such Mortgage:

(A) the applicable Loan Party shall have executed and delivered to the Agent a modification to Mortgage in recordable form for the applicable jurisdiction in which the applicable Mortgaged Property is located and otherwise in form and substance reasonably acceptable to the Borrower and the Agent;

(B) the Agent shall have received evidence that counterparts of the modifications to Mortgages previously recorded in the Specified States have been submitted to the appropriate offices of First American Title Insurance Company for recordation in the appropriate offices to ensure that the valid and perfected first priority Liens created by such Mortgages continue in full force and effect and evidence that all other actions that the Agent may reasonably deem necessary or desirable in order to ensure that the valid and perfected first priority Liens created by such Mortgages have been taken, subject only to Liens permitted under Section 6.01 of the Credit Agreement (provided that any Liens required by Section 6.01 of the Credit Agreement to be junior to the Liens securing the Facility are, in fact, junior to such Liens securing the Facility); and

(C) the Agent shall have received a letter of opinion addressed to the Agent and the Lenders from counsel located in the Specified States with respect to the adequacy of the form of the modifications of the Mortgages and such other matters as reasonably requested by the Agent.

SCHEDULE II

TO AMENDMENT

Schedule I

Lenders	Commitment Percentage	Commitment	Facility Letter of Credit Sublimit
Credit Suisse AG, Cayman Islands Branch	28%	$70,000,000	$70,000,000
Goldman Sachs Lending Partners LLC	28%	$70,000,000	$70,000,000
Deutsche Bank AG New York Branch	28%	$70,000,000	$70,000,000
BNP Paribas	16%	$40,000,000	$40,000,000
TOTAL	100%	$250,000,000	$250,000,000